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                                                                  Exhibit (j)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees and Shareholders:
ING Equity Trust


We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                  /s/KPMG LLP



Boston, Massachusetts
April 28, 2005